Exhibit 99.3

NEWS (For Immediate Release)

Investor Relations Contact:
Ms. Dilek Mir
Managing Director
MCC Financial Services
Telephone (310) 453-4667 ext. 235

Trinity Learning Corporation Completes $4.5 Million
Financing from Instream Capital

Berkeley, California – July 15, 2005 - Trinity Learning Corporation (OTCBB: TTYL) today announced that it has closed a $4.5 million financing facility from Instream Capital LLC (“Instream”). The Credit Agreement is a secured, nonconvertible 18-month interest-only term loan. A portion of the proceeds will be used to refinance the Company’s previous interim financing obtained from Laurus Funds in Fall 2004. Net proceeds of the financing will be used for working capital.

Doug Cole, CEO of Trinity Learning, said, “We believe this financing facility from Instream will enable us to maximize the value of our newly acquired operating platform, Trinity Workplace Learning, and is an important milestone in our overall strategy to build one of the first great brands in the global learning industry.”

According to Urban Smedeby, Partner of Instream Capital, “We are pleased to have formed what we expect to be a long-term relationship with Trinity Learning. The assets recently acquired from PRIMEDIA have expanded the Company’s breadth of product offerings and its reach to major industry verticals. With some of the leading brands in workplace learning for healthcare, industrial services and public safety, and a management team focused on achieving operating efficiencies and profitability, we believe that the Company is well-positioned to extend its leadership position in the distance learning and education marketplace.”

About Trinity Learning Corporation

Trinity Learning Corporation (OTCBB:TTYL) is a global learning company that is aggressively executing an acquisition-based growth strategy in the $2 trillion global education and training market. The Company currently provides workplace learning and certification services to 7,000 clients including governmental organizations and Fortune 1000 companies. With 300 employees and a 205,000 sq. foot state-of-the-art content production and distribution facility, Trinity Learning produces and delivers education and training content to organizations in growing vertical markets such as healthcare, homeland security, and industrial services. Trinity Learning is focused on the growing and highly fragmented workplace certification sector and by leveraging its size and expertise to new industry segments and geographic markets through additional acquisitions, internal growth, and strategic alliances. Trinity Learning is seeking to become an industry leader and one of the first global learning brands over the next five years.

For more information, visit www.trinitylearning.com and www.trinityworkplacelearning.com.

Investor relations email: investors@trinitylearning.com

About Instream Capital LLC

Instream Capital provides timely and innovative lending solutions to private and public companies. Whether it is a bridge loan for an acquisition or a senior note as an alternative to new equity, as a principal investor, Instream Capital acts quickly to provide not only the required funds, but also when it is most essential. Instream Capital has no preset lending formula nor does it have an industry focus. Transactions are structured around a company’s needs and not financial ratios and covenants.

For more information, please contact:

Christopher Allick
Partner
Instream Capital LLC
415.217.6400 x206
callick@instreamcapital.com

FORWARD LOOKING STATEMENTS – DISCLAIMER — RISKS

This press release contains forward-looking statements, including statements about the expected growth and development of Trinity Learning’s business. Statements herein which are not statements of historical fact are forward- looking statements within the meaning of the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Such statements are based on the current expectations and beliefs of the management of Trinity Learning Corporation and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements including, without limitation, the ability of the company to sustain customer interest in its core products. For a more detailed discussion of risk factors that affect our operating results, please refer to our SEC reports including our most recent reports on Form 10-KSB and Form 10-QSB.

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